Exhibit 5.1

October 29, 2025

CleanSpark, Inc.

10624 S. Eastern Avenue, Suite A-638
Henderson, Nevada 89052

Ladies and Gentlemen:

We have acted as local counsel to CleanSpark, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Prospectus Supplement (as defined below) relating to the resale from time to time by the selling stockholder named therein of up to 1,788,834 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The resale of the Shares is being registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-276409) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 5, 2024, which became effective upon its filing with the Commission, a base prospectus dated January 5, 2024 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated October 29, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act (17 C.F.R. § 229.601(b)(5)) in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than the opinions expressly set forth below.

We have examined copies of such corporate records, agreements, documents and other instruments of the Company and other certificates and documents of officials of the Company, public officials, and others as we have deemed appropriate for purposes of this letter, including (without limitation) the First Amended and Restated Articles of Incorporation of the Company (as amended to date, the “Articles”) and the Second Amended and Restated Bylaws of the Company (as amended to date, the “Bylaws” and, together with the Articles, the “Organizational Documents”). We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) the genuineness and authenticity of all signatures on original documents; (b) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (c) the conformity to originals of all documents submitted to us as copies; (d) the accuracy, completeness and authenticity of certificates of public officials; (e) the legal capacity of all natural persons; and (f) the due authorization, execution and delivery of all documents by parties other than the Company. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We are opining herein as to Chapter 78 of the Nevada Revised Statutes, as amended, and applicable provisions of the Nevada Constitution. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on or about the date hereof, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP